UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Definitive Proxy Statement

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United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice of Availability of Proxy Materials for the Annual Stockholder Meeting of

To Be Held On:

May 4, 2017 at 9:00 a.m., Eastern time

at the Boston Marriott Cambridge, 50 Broadway, Cambridge, Massachusetts

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/20/17.

Please visit https://materials.proxyvote.com/911363, where the following materials are available for view:

• Proxy Statement

• 2016 Annual Report to Stockholders

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of Directors:

NOMINEES:
Jenne K. Britell José B. Alvarez Bobby J. Griffin Michael J. Kneeland Singleton B. McAllister Jason D. Papastavrou Filippo Passerini Donald C. Roof Shiv Singh	2.	Ratification of Appointment of Public Accounting Firm
	3.	Advisory Approval of Executive Compensation
	4.	Advisory Vote on Frequency of Executive Compensation Vote
	5.	Company Proposal to Amend the Company’s Restated Certificate of Incorporation to Remove Supermajority Voting Requirements
	6.	Stockholder Proposal on Special Shareowner Meetings
7.

Company Proposal to Amend the Company’s Restated Certificate of Incorporation to Allow Amendment to By-Laws Granting Stockholders Holding 25% or More the Ability to Call Special Meetings of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, FOR “EVERY YEAR” ON PROPOSAL 4, “FOR” PROPOSAL 5, “AGAINST” PROPOSAL 6 AND “FOR” PROPOSAL 7.
Please note that you cannot use this notice to vote by mail.